SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 8, 2006

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 581-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director.

On November 8, 2006, the Board of Directors of Avatech Solutions, Inc. (the “Company”) elected Mr. Thom Waye to serve as a director of the Company until the next annual meeting of stockholders and until his successor is duly appointed and qualifies. Mr. Waye will serve on the Board’s Executive and Compensation Committees.

Mr. Waye is the sole member of Sigma Capital Partners, LLC, which is the sole member of Sigma Capital Advisors, LLC, which is the managing member of Sigma Opportunity Fund, LLC (“Sigma”). As previously disclosed in the Company’s Current Report on Form 8-K filed on June 19, 2006, the Company entered into and closed on a Common Stock and Warrant Purchase Agreement on June 14, 2006 pursuant to which it sold 500,000 shares of its common stock to Sigma at a purchase price of $2.00 per share (for an aggregate purchase price of $1,000,000) and issued warrants to Sigma to purchase 300,000 shares of common stock, at any time until June 14, 2010, at a purchase price of $2.00 per share. The form of the Common Stock Purchase Warrant issued to Sigma was filed as Exhibit 10.27 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2006.

A copy of a press release issued by the Company on November 13, 2006 announcing Mr. Waye’s election to the Board is furnished herewith as Exhibit 99.1 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1    Press release dated November 13, 2006 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.

Date: November 14, 2006	By:	/s/ Lawrence Rychlak
Lawrence Rychlak
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 13, 2006 (furnished herewith)